Exhibit 99.2

 August 6, 2026  Second-Quarter 2026 Earnings Presentation

 Forward Looking Statements  The forward-looking statements in this presentation are based upon the Company’s current expectations and beliefs, and involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results, performance and achievements and the timing of certain events to differ materially from the results, performance, achievements or timings discussed, projected, anticipated or indicated in any forward-looking statements. Such risks, uncertainties and other factors include, among others, the following: failure to continue to successfully commercialize ARIKAYCE® in the U.S., Europe or Japan or failure to successfully commercialize BRINSUPRI® in the U.S. or Europe, or to maintain U.S., European or Japanese approval for ARIKAYCE or U.S. or European approval for BRINSUPRI; our inability to obtain full approval of ARIKAYCE from the FDA, or our failure to obtain regulatory approval to expand ARIKAYCE’s indication to a broader patient population; failure to obtain, or delays in obtaining, regulatory approvals for our product candidates in the U.S., Europe or Japan, for ARIKAYCE outside of the U.S., Europe and Japan, including separate regulatory approval for the Lamira® Nebulizer System in each market and for each usage, or for BRINSUPRI outside of the U.S. and Europe; failure to successfully commercialize our product candidates, if approved by applicable regulatory authorities, or to maintain applicable regulatory approvals for such product candidates, if approved; uncertainties or changes in the degree of market acceptance of our marketed products or, if approved, our product candidates, by physicians, patients, third-party payors and others in the healthcare community; our inability to obtain and maintain adequate reimbursement from government or third-party payors for our marketed products or, if approved, our product candidates, or acceptable prices for our marketed products or, if approved, our product candidates; inaccuracies in our peak sales estimates for our marketed products and our product candidates; inaccuracies in our estimates of the size of the potential markets for our marketed products and our product candidates or in data we have used to identify physicians, expected rates of patient uptake, duration of expected treatment, or expected patient adherence or discontinuation rates; failure of third parties on which we are dependent to manufacture sufficient quantities of our marketed products and our product candidates for commercial or clinical needs, as applicable, to conduct our clinical trials, or to comply with our agreements or laws and regulations that impact our business; risks and uncertainties associated with, and the perceived benefits of, our senior secured loan with certain funds managed by Pharmakon Advisors, LP and our royalty financing with OrbiMed Royalty & Credit Opportunities IV, LP, including our ability to maintain compliance with the covenants in the agreements for the senior secured loan and royalty financing and the impact of the restrictions on our operations under these agreements; our inability to create or maintain an effective direct sales and marketing infrastructure or to partner with third parties that offer such an infrastructure for distribution of our marketed products or any of our product candidates that are approved in the future; failure to successfully conduct future clinical trials for our marketed products or our product candidates and our potential inability to enroll or retain sufficient patients to conduct and complete the trials or generate data necessary for regulatory approval of our product candidates, among other things; development of unexpected safety or efficacy concerns related to our marketed products or our product candidates; risks that our clinical studies will be delayed, that serious side effects will be identified during drug development, or that any protocol amendments submitted will be rejected; failure to successfully predict the time and cost of development, regulatory approval and commercialization for novel gene therapy products; risk that interim, topline or preliminary data from our clinical trials that we announce or publish from time to time may change as more patient data become available or may be interpreted differently if additional data are disclosed, or that blinded data will not be predictive of unblinded data; risk that our competitors may obtain orphan drug exclusivity for a product that is essentially the same as a product we are developing for a particular indication; our inability to attract and retain key personnel or to effectively manage our growth; our inability to successfully integrate our acquisitions and appropriately manage the amount of management’s time and attention devoted to integration activities; risks that our acquired technologies, products and product candidates will not be commercially successful; inability to adapt to our highly competitive and changing environment; inability to access, upgrade or expand our technology systems or difficulties in updating our existing technology or developing or implementing new technology; risk that we are unable to maintain our significant customers; risk that healthcare legislation or other government action materially adversely affects our business; business or economic disruptions due to catastrophes or other events, including natural disasters or public health crises; risk that our current and potential future use of AI and machine learning may not be successful; deterioration in general economic conditions in the U.S., Europe, Japan and globally, including the effect of prolonged periods of inflation, affecting us, our suppliers, third-party service providers and potential partners; risk that we could become involved in costly intellectual property disputes, be unable to adequately protect our intellectual property rights or prevent disclosure of our trade secrets and other proprietary information, and incur costs associated with litigation or other proceedings related to such matters; restrictions or other obligations imposed on us by agreements related to our marketed products or our product candidates, including our license agreements with PARI and AstraZeneca AB, and failure to comply with our obligations under such agreements; the cost and potential reputational damage resulting from litigation to which we are or may become a party, including product liability claims; risk that our operations are subject to a material disruption in the event of a cybersecurity attack or issue; changes in laws and regulations applicable to our business, including any pricing reform and laws that impact our ability to utilize certain third parties in the research, development or manufacture of our product candidates, and failure to comply with such laws and regulations; our history of operating losses, and the possibility that we never achieve or maintain profitability; goodwill impairment charges affecting our results of operations and financial condition; inability to repay our existing indebtedness and uncertainties with respect to our ability to access future capital; and delays in the execution of plans to build out an additional third-party manufacturing facility approved by the appropriate regulatory authorities and unexpected expenses associated with those plans.  Additional Disclaimers: Please be aware that TPIP, INS1201, INS1202, and INS1033 are investigational products that have not been approved for sale or found safe or effective by the FDA or any regulatory authority. In addition, ARIKAYCE has not been approved for the treatment of all patients with MAC lung disease and brensocatib has not been approved for the treatment of patients with non-cystic fibrosis bronchiectasis outside the U.S. and Europe. This presentation is not promotion or advertisement of ARIKAYCE, BRINSUPRI, TPIP, INS1201, INS1202, or INS1033. Insmed, ARIKAYCE, BRINSUPRI, and inLighten are registered trademarks of Insmed Incorporated. All other trademarks are property of their respective owner(s).   TPIP: treprostinil palmitil inhalation powder | MAC / MACLD: Mycobacterium avium complex lung disease | U.S.: United States | FDA: Food & Drug Administration | AI: artificial intelligence

 Opening Remarks  Commercial Updates  TPIP Updates  Financial Results  5-6  8-12  15-16  19-23  Will Lewis  Chair & CEO  Sara Bonstein  Chief Financial Officer  TPIP: treprostinil palmitil inhalation powder

 Opening Remarks  Will Lewis | Chair & CEO

Q2 Performance Positions Insmed for Potential Future **Commercial** and **Clinical** Success

Key Accomplishments:

1 Operational Excellence

BRINSUPRI®

- **Strong revenue growth** outpaces industry benchmarks
- Efforts underway to **improve diagnosis**
- Investing in **Japan launch readiness***

ARIKAYCE®

- Continued **revenue growth** in 8th year post-launch
- **Filed sNDA** with FDA for newly diagnosed MACLD patients
- Investing in **label expansion launch readiness** in U.S. and Japan

TPIP

- Reported **positive 12-month data** from OLE study in **PAH**
- Phase 3 **PH-ILD** and **PAH** studies **actively enrolling patients**
- Phase 3 **PPF/IPF** studies expected to initiate in **2H:26/1H:27**

2 Future Positioning

Pipeline

- **INS1033** IND cleared in **RA**; Expect **UC** & **COPD** indications to follow
- Developing **next-gen DPP1s** to target other **neutrophil-mediated** inflammatory conditions

Leadership

- Welcomed **Samuele Butera** to lead the Global Respiratory Therapeutic Area

Financials

- Remain on path to **cash flow positivity in 2027** without raising additional capital insmed

Q: quarter | sNDA: supplemental new drug application | FDA: Food and Drug Administration | MACLD: *Mycobacterium avium* complex lung disease | U.S.: United States | OLE: open-label extension | TPIP: treprostinil palmitil inhalation powder | PAH: pulmonary arterial hypertension | PH-ILD: pulmonary hypertension due to interstitial lung disease | PPF: progressive pulmonary fibrosis | IPF: idiopathic pulmonary fibrosis | H: half | RA: rheumatoid arthritis | IND: investigational new drug application | UC: ulcerative colitis | COPD: chronic obstructive pulmonary disease | next-gen: next generation | DPP1: dipeptidyl peptidase 1 inhibitor

5

 Peak Revenue Estimate Raised to $14B+ for Three Lead Assets Across Their Respective Indications*  B: billion | NCFB / Bronchiectasis: non-cystic fibrosis bronchiectasis | TPIP: treprostinil palmitil inhalation powder | PAH: pulmonary arterial hypertension | PH-ILD: pulmonary hypertension due to interstitial lung disease | PPF: progressive pulmonary fibrosis | IPF: idiopathic pulmonary fibrosis | MAC / MACLD: Mycobacterium avium complex lung disease | COPD: chronic obstructive pulmonary disease | FDA: Food and Drug Administration | * Assumes approval in listed indications by applicable regulatory authorities | † Updated estimate reflects expected growth of the currently addressable NCFB market, driven by earlier and more consistent diagnosis and exacerbation tracking due to increased awareness among physicians and patients. This estimate does not include contributions from the potentially meaningful opportunity of NCFB patients from the comorbid COPD and asthma populations | Note: TPIP is an investigational product that has not been approved for sale or found safe or effective by the FDA or any regulatory authority   TPIP  Prior  Bronchiectasis  PAH, PH-ILD, PPF, IPF  All MACLD  Bronchiectasis†  All MACLD  PAH & PH-ILD Only  $5B+  $7B+  $2B+  $6B+  $1B+  $1B+  $14B+  Updated  (Investigational Product)  Total Peak Revenue Estimate*

 BRINSUPRI® Updates  Will Lewis | Chair & CEO

 Strong Second-Quarter Revenue Results Increase Confidence to Raise Full-Year 2026 Guidance  M: million | B: billion | Q: quarter | † Unaudited revenues for three months ended June 30, 2026   $309.2M  Q2 2026 RESULTS  GUIDANCE  Full-Year 2026 Revenues  $1.25  $1.4B  Global Net Revenues†  to

All Monitored Launch Metrics Continue to **Track Ahead** of Our Expectations

Key Metric Updates:

NEW PATIENT DEMAND

- **~7,000 new patients** began therapy in Q2
- Expect **~7,000 new patients per quarter** for the remainder of 2026

PRESCRIBER BREADTH

- **>6,300 cumulative prescribers*** since launch
- Total **prescribers increased** by ~1,300 in Q2

PRESCRIBER DEPTH

- **~30%** of prescribers have written scripts for **at least 5 patients****
- **Opportunity remains** to deepen prescribing among doctors **trialing** BRINSUPRI insmed

Q: quarter | * Includes all physicians that have written at least one prescription since launch that we have visibility into (does not include account level data). Additional physicians responsible for prescriptions placed directly by hospital pharmacies are not included in this metric | ** Based on physicians that we have visibility into (does not include account level data); additional physicians responsible for prescriptions placed directly by hospital pharmacies are not included in this metric.

9

 Strategic Collaborations and Future Studies Aim to Expand Long-Term Evidence  European Multi-centre Bronchiectasis Audit and Research Collaboration (EMBARC)  3-year open-label study   Up to 3,000 patients  Across six countries  Assess long-term disease modification potential with sustained 25 mg brensocatib treatment  Evaluate whether earlier brensocatib initiation further slows disease progression  Study Goals:  v  Ongoing plans to demonstrate long-term evidence through Phase 4 and real-world studies in the U.S. that reinforce BRINSUPRI's leadership in NCFB  EMBARC: European Multi-centre Bronchiectasis Audit and Research Collaboration (European bronchiectasis registry) | mg: milligram | U.S.: United States | NCFB: non-cystic fibrosis bronchiectasis

 Multiple Initiatives Underway to Improve NCFB Diagnosis and Enhance Patient Care  American Thoracic Society Announces Landmark Initiative to Improve Diagnosis of Bronchiectasis Across the United States†  APRIL 2026  MAY 2026  JUNE 2026  Insmed hosts inaugural Bronchiectasis and COPD Stakeholder Summit to advance research priorities that improve the diagnosis of comorbid NCFB and NTM  2H:26+  Insmed and Ty Pennington Team Up to Drive Awareness and Proper Diagnosis of Bronchiectasis  Insmed piloting initiatives to advance efforts that support earlier & more accurate diagnosis of NCFB patients  NCFB / Bronchiectasis: non-cystic fibrosis bronchiectasis | COPD: chronic obstructive pulmonary disease | NTM: Nontuberculous Mycobacterium | H: half | †This initiative is supported by an independent research grant provided by Insmed

 ARIKAYCE® Updates  Will Lewis | Chair & CEO

 Executing Commercially While Preparing for Label Expansion in the U.S. & Japan*  U.S.: United States | Int’l: international | M: million | sNDA: supplemental new drug application | FDA: Food and Drug Administration | PMDA: Pharmaceuticals and Medical Devices Agency | H: half | MACLD: Mycobacterium avium complex lung disease | * if expanded label for ARIKAYCE is approved in the U.S. and Japan | † Unaudited revenues for three months ended June 30, 2026; Growth is vs. same prior year period  Preparing for Potential Label Expansion  Q2 2026 Revenue†  U.S.  $70.2M  +2.2%  Int’l  $46.1M   +19.1%  Worldwide  $116.3M  +8.3%  Filed sNDA with FDA in July in newly diagnosed MACLD patients  Intend to submit data to PMDA in 2H:26 to support potential Japanese label expansion  Demonstrated clinical evidence and an experienced commercial team position ARIKAYCE for launch success*  U.S. label expansion would extend ARIKAYCE treatment to all MACLD patients, if approved

 TPIP Updates  TPIP: treprostinil palmitil inhalation powder  Will Lewis | Chair & CEO

Positive OLE Study Results in PAH Reinforce TPIP's Potential to Become the **Prostanoid of Choice**

Phase 2b Study Results

PVR Reduction[1]	~35%*
6MWD Improvement[2] (meters)	+35.5^
NT-proBNP Reduction[3]	~60%^

Placebo-Adjusted Efficacy Results Measured at Week 16 (~24 Hours After Dose)

12-Month Data from Ongoing OLE Study‡

6MWD Improvement[4] (meters)	+55†
NT-proBNP Reduction[5]	~60%†
WHO FC I or II Achievement[6]	~80%
REVEAL Lite 2.0: *Refined Low Risk* Status Achievement[7]	~65%

Results Evaluated Against the Lead-in Study Baseline and Measured ~24 Hours After Dose for Applicable Measures (Not Placebo-Adjusted)

insmed

TPIP: treprostinil palmitil inhalation powder | PAH: pulmonary arterial hypertension | PVR: pulmonary vascular resistance | 6MWD: 6-minute walk distance | NT-proBNP: N-terminal pro-B-type natriuretic peptide, a biomarker for cardiac stress (concentration levels) | WHO: World Health Organization | FC: functional class | OLE: open-label extension | The REVEAL Lite 2.0 risk calculator is a simplified, non-invasive medical tool used to estimate the mortality and disease progression risk for adult patients with PAH | * Highly statistically significant | ^ Nominally statistically significant; not adjusted for multiplicity | † Metric measured ~24 hours after prior dose was administered and evaluated against the Phase 2b lead-in study pre-randomization baseline value | ‡ Includes all OLE patients in both the "Continued TPIP" and "Placebo Crossed" treatment groups | Note: Numbered footnotes referenced on this slide can be found in the appendix of this presentation

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 Expansive Registrational Program Across Four Indications Progressing on Track  TPIP: treprostinil palmitil inhalation powder | TRE: treprostinil | PAH: pulmonary arterial hypertension | PH-ILD: pulmonary hypertension due to interstitial lung disease | PPF: progressive pulmonary fibrosis | IPF: idiopathic pulmonary fibrosis | µg: micrograms | Note: Initiation indicates that trial sites are open and ready to screen patients for enrollment  PH-ILD  IPF  PPF  PAH  TPIP  PALM-ILD study   actively enrolling  PALM-PAH study  actively enrolling  Phase 3 study initiation expected 2H:26  Phase 3 study initiation expected 1H:27  TPIP's broad dosing range could provide physicians with the flexibility to optimize the balance between efficacy and tolerability  The flexibility to quickly & safely dose TPIP to higher levels than other inhaled TRE therapies could meaningfully differentiate it within the class   All Phase 3 studies permit titration to patient maximum tolerated dose (up to 1,280 µg)  The ability to continue to dose patients higher on inhaled therapy could delay their need to switch to parenteral options

 Let’s Recap  BRINSUPRI’s launch momentum supports upward revision of Full-Year 2026 revenue guidance to between $1.25 and $1.4B   ARIKAYCE continues to deliver steady growth while positioning for potential label expansion in the U.S. and Japan  Positive OLE data in PAH and once-daily dosing profile reinforce TPIP’s potential to become the prostanoid of choice across four indications  B: billion | U.S.: United States | TPIP: treprostinil palmitil inhalation powder | OLE: open-label extension | PAH: pulmonary arterial hypertension

 Financial Results  Sara Bonstein | Chief Financial Officer

 v  v  Strong Second-Quarter Revenue Performance Across Both Commercial Products  $309.2M in revenue  +49% sequential growth  Strength primarily driven by new & existing patient demand, along with favorable GTN  $116.3M in revenue  +8% growth vs. Q2 2025  GTN fell within annual guidance range of low- to mid-20%s  Total   Revenues  $425.5M  M: million | Q: quarter | GTN: gross-to-net

Second-Quarter Performance Supports Updated Full-Year Guidance for BRINSUPRI

Full-Year 2026	**Revenue** GUIDANCE	**Gross-to-Net** GUIDANCE
Brinsupri® (brensocatib)	**$1.25B to $1.4B†** *Previously "Greater than $1B"*	**Mid-20%s to High-20%s** *Previously "Mid-20%s to Low-30%s"*
ARIKAYCE® (amikacin liposome inhalation suspension) | Limited Population	**$450M to $470M‡** *Unchanged*	**Low-20%s to Mid-20%s** *Unchanged*

insmed

B: billion | M: million | † BRINSUPRI guidance does not contemplate meaningful revenue contribution from a potential Japanese approval in the second-half of 2026 | ‡ ARIKAYCE guidance does not contemplate contribution from a potential label expansion approval in the U.S. and Japan in 2026

20

 Advancing Commercial and Clinical Programs Through Investment  Three Months Ended1  6/30/2026  6/30/2025  Total Revenues  $425.5  $107.4  Cost of Product Revenues2   As a % of Revenues  (67.2)  15.8%  (28.1)  26.1%  R&D  (210.0)  (177.2)  SG&A  (247.5)  (154.8)  Other†  97.7  (60.3)  Total Operating Expenses   $(427.0)  $(420.3)  Operating Loss  $(1.5)  $(312.9)  Costs2 as % of revenues decreased y/y, reflecting BRINSUPRI contribution  R&D and SG&A increased y/y reflecting investments in growth:  U.S. BRINSUPRI launch  Clinical pipeline development  R&D: research and development | SG&A: selling, general and administrative expenses | y/y: year-over-year | U.S.: United States | 1 Unaudited | 2 Excludes amortization of intangible assets; also referred to as “costs” | † Includes amortization of intangible assets and change in fair value of contingent consideration   (in $ millions, except for percentages)

We Continue to Believe Cash Flow Positivity in 2027 Can Be Achieved Without Additional Capital

June 30, 2026†

~$1.2B

In Cash, Cash Equivalents, and Marketable Securities

- **Cash burn** was **meaningfully lower** than in recent quarters, driven by higher **revenue generation** and appropriate **financial discipline**
- Expect **increased investment** in clinical programs, DTC advertising, and Japan commercial infrastructure in **2H:26**[1]
- Continue to expect to achieve **cash flow positivity in 2027** without raising additional capital[2]

DTC: direct-to-consumer | BD: business development | H: half | B: billion | [1] Includes anticipated payments of $50 million to AstraZeneca related to regulatory & sales-based milestones | [2] Assuming no material expansion in expense base from BD | † Unaudited cash, cash equivalents, and marketable securities position as of June 30, 2026 insmed

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Long-Term Financial Profile: Positioned for Attractive Future Revenue and Earnings Growth  Multiple commercial and pipeline value drivers expected to support sustained long-term revenue growth  Strong revenue growth expected to translate into durable earnings growth and long-term shareholder value creation  Synergistic respiratory portfolio and shared infrastructure expected to enhance operating leverage potential  1  2  3

 Q&A Session  Will Lewis  Chair & CEO  Sara Bonstein  Chief Financial Officer  Martina Flammer  Chief Medical Officer

 Appendix

 Footnotes  Insmed Phase 2b Study of TPIP in PAH; Placebo-Adjusted Reduction from Baseline PVR at Week 16; Analysis performed using an ANCOVA model, adjusting for treatment group, baseline pulmonary vascular resistance (PVR), and randomization stratification factors. The model was applied to log-transformed PVR values, which were then back-transformed to the original scale; statistically significant, p<0.001; Measurements were taken at ~24 hours post dose (“at trough”); Topline results presented June 2025.  Insmed Phase 2b Study of TPIP in PAH; Placebo-Adjusted Improvement from Baseline 6MWD at Week 16; Covariate-adjusted estimate of location shift. Analysis performed using a rank ANCOVA model, adjusting for treatment group, baseline 6-minute walk distance (6MWD), and randomization stratification factors; Nominally statistically significant, not adjusted for multiplicity, p=0.003; Measurements were taken at ~24 hours post dose (“at trough”); Topline results presented June 2025.  Insmed Phase 2b Study of TPIP in PAH; Placebo-Adjusted Mean Ratio to baseline NT-proBNP of 0.40; Analysis performed using a repeated measures mixed model, adjusting for treatment group, baseline NT-proBNP, randomization stratification factors, visit and treatment-by-visit interaction. The model was applied to log-transformed NT-proBNP values, which were then back-transformed to the original scale; nominally statistically significant, not adjusted for multiplicity, p<0.001; Measurements were taken at ~24 hours post dose (“at trough”); Topline results presented June 2025.  Insmed OLE Study of TPIP in PAH (12-Month Analysis); Patients in the TPIP Continued group showed a mean improvement from baseline 6MWD of 55.7 meters at Month 12. Patients in the Placebo Crossed group showed a mean improvement from baseline 6MWD of 54.1 meters; Measurements were taken at ~24 hours post dose (“at trough”); The baseline values used in this OLE are from the Phase 2b study (pre-randomization values). The Phase 2a 24-hour PVR study single patient data were not included in this change from baseline analysis as no baseline data were available; Last observation carried forward (LOCF) is used to impute the missing values at each visit; Results presented July 2026.  Insmed OLE Study of TPIP in PAH (12-Month Analysis); Patients in the TPIP Continued group showed a mean improvement from baseline NT-proBNP concentration of 60% at Month 12. Patients in the Placebo Crossed group showed a mean reduction from baseline NT-proBNP concentration of 60%; Measurements were taken at ~24 hours post dose (“at trough”); The baseline values used in this OLE are from the Phase 2b study (pre-randomization values). The Phase 2a 24-hour PVR study single patient data were not included in this change from baseline analysis as no baseline data were available; Last observation carried forward (LOCF) is used to impute the missing values at each visit; Results presented July 2026.  Insmed OLE Study of TPIP in PAH (12-Month Analysis); ~80% of patients in the TPIP Continued group and the Placebo Crossed group achieved WHO Functional Class I or II at Month 12; Results presented July 2026.  Insmed OLE Study of TPIP in PAH (12-Month Analysis); ~65% of patients in the TPIP Continued group and the Placebo Crossed group achieved Refined Low Risk status (REVEAL Lite 2.0 Score of ≤4) at Month 12; Percentage is based on responder analysis where the denominator is the full analysis set within that treatment group; When calculating the mean REVEAL Lite 2.0 score, last observation carried forward (LOCF) methodology was used to impute the missing values at each visit. The Phase 2b lead-in study (pre-randomization values) was used as the baseline. The Phase 2a 24-hour PVR study single patient did not have baseline REVEAL data but did have Day 1 OLE observed data. LOCF was used to impute data for Month 6 and Month 12 for this patient; Results presented July 2026.  TPIP: treprostinil palmitil inhalation powder | PAH: pulmonary arterial hypertension | PVR: pulmonary vascular resistance | 6MWD: 6-minute walk distance | NT-proBNP: N-terminal pro-B-type natriuretic peptide | WHO: World Health Organization | OLE: open-label extension | ANCOVA: analysis of covariance | LOCF: last observation carried forward | REVEAL Lite 2.0: A simplified, non-invasive risk calculator used to estimate mortality and disease progression risk in adult patients with PAH | p / p-value: indicates statistical significance